Exhibit 10.3
Non-Employee Director Compensation
Effective as of June 11, 2007
     The following is a description of the compensation paid to non-employee directors of Mobility Electronics, Inc.

Event	Compensation	Payable	Vesting
Board Election / Re-Election	30,000 RSUs	Every 3 years	3-year cliff vesting
Board Chairman	10,000 RSUs	Annually	1-year cliff vesting
Committee Election / Re-Election	2,000 RSUs	Annually	1-year cliff vesting
Audit Committee Chair Election	1,500 RSUs	Annually	1-year cliff vesting
Comp & H.R. Committee Chair Election	1,000 RSUs	Annually	1-year cliff vesting
Corp Gov. & Nom. Committee Chair Election	1,000 RSUs	Annually	1-year cliff vesting
Retainer — Board (excluding Board Chairman)(1)	$2,500 per month	Quarterly	N/A
Retainer — Board Chairman(1)	$5,000 per month	Quarterly	N/A
Retainer — Lead Independent Director(1)	$500 per month	Quarterly	N/A
Annual Meeting Attendance(1)	$3,500 per meeting	Quarterly	N/A
Board Meeting Attendance(1)	$2,500 per meeting if attended in person $600 per meeting if attended by phone	Quarterly	N/A
Committee Meeting Attendance(1)	$600 per meeting	Quarterly	N/A

(1)	Cash compensation is payable quarterly on or about January 15, April 15, July 15, and October 15 of each year.